UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2018, Zebra Technologies Corporation (the “Company”) completed a debt restructuring by entering into an amendment (the “Amendment”) to the amended and restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as revolving facility administrative agent, tranche A term loan administrative agent and collateral agent, and Morgan Stanley Senior Funding, Inc., as tranche B term loan administrative agent. As part of the Amendment, Zebra Diamond Holdings Limited (“Zebra Diamond Holdings”), which is a wholly-owned subsidiary of the Company, became a borrower under the Amended and Restated Credit Agreement. This restructuring allows the Company to simplify its international capital structure and aligns the Company’s borrowing with its operational entity structure.

The Amendment, among other things, reduces the interest rate margins on the revolving credit facility (the “Revolving Credit Facility”), the term loan A facility (the “Term Loan A Facility”) and the term loan B facility (the “Term Loan B Facility”), moves the Term Loan A Facility to Zebra Diamond Holdings as the primary borrower, and increases the available funds under the Revolving Credit Facility from a maximum of $500 million to a maximum of $800 million. On the Revolving Credit Facility and the Term Loan A Facility, the Company added a new interest rate of LIBOR +1.625% applicable at a 2.5x leverage ratio, to be available in the fourth quarter 2018. The interest rate on the Term Loan B Facility will decrease from LIBOR + 2.00% to LIBOR + 1.75%. The Company will prepay $300 million of the Term Loan B Facility by drawing down $300 million on the Revolving Credit Facility. The maturity and other relevant terms of the Amended and Restated Credit Agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Company’s 10-Q for the second quarter 2018.

Item 8.01 Other Items.

The Company issued a press release on May 31, 2018 announcing this debt restructuring. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is being furnished herewith:

Exhibit Number	Description

99.1	Press release dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 31, 2018	By:	/s/ Jim L. Kaput
	Name:	Jim L. Kaput
	Title:	SVP, General Counsel and Corporate Secretary